                                                                   EXHIBIT 10.24

                          WAKEFIELD ENGINEERING, INC.
                                60 Audubon Road
                              Wakefield, MA  01880



                                              As of March 29, 1996



FLEET NATIONAL BANK OF MASSACHUSETTS
f/k/a Shawmut Bank, N.A.
One Federal Street
Boston, MA  02211


     Re:  Third Amendment to Loan Agreement
          ---------------------------------

Ladies and Gentlemen:

     Reference is made to the Loan and Security Agreement dated June 22, 1994, as amended by the First Amendment thereto dated May 5, 1995 and a Second Amendment thereto dated as of January 30, 1996 (together the "Loan Agreement") and all promissory notes, agreements, documents and instruments entered into by Wakefield Engineering, Inc. and Specialty Extrusion Corp. (collectively, the "Borrower") and any other person or obligor pursuant thereto (collectively, the "Loan Documents") with or for the benefit of Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) ("Bank"). Except as otherwise defined herein, capitalized terms used herein shall have the meanings given them in the Loan Agreement. This Third Amendment to Loan Agreement is referred to as the "Third Amendment".

     Background.  Borrower has requested that (a) the Bank modify one of the
     ----------
Events of Default under the Loan Agreement and (b) allow for interest payable on the Revolving Credit Loans be computed based on a margin above the Prime Rate (as hereinafter defined) or a margin above the LIBOR Rate (as hereinafter defined).

     Subject to the satisfaction of the terms and conditions hereof, Bank and Borrower have agreed that the Loan Agreement shall be amended as follows:

1.  Definition of Corporate Base Rate.  The definition of "Corporate Base Rate"
    ---------------------------------
in Section 1 and Section 2(d) of the Agreement is deleted and the following definition is inserted in the definitions in appropriate alphabetical order:

     "Prime Rate" shall mean the Prime Rate of interest announced from time to time by the Lender as its prime rate, it being understood that such rate is a reference rate, not necessarily the lowest, established from time to time by the Lender, and serves as the basis upon which effective interest rates are calculated for loans making reference thereto."

     All references in the Loan Agreement and other Loan Documents to "Corporate Base Rate" or "Base Rate" are hereinafter changed to "Prime Rate".

2.  Interest Rates Amendment.  Subsection 2(d) of the Loan Agreement is hereby
    ------------------------
deleted and the following is substituted in lieu thereof:

         (d)(i) Interest Rates.  Borrower agrees to pay interest in respect of
                --------------
     all unpaid principal amounts of the Revolving Credit Loans from the respective dates such principal amounts are advanced until paid (whether at stated maturity, on acceleration, or otherwise) at a rate per annum equal to the applicable rate indicated below:

                (A) For each Prime Rate Advance, the Prime Rate plus one half of one percent (1/2%), and

                (B) For each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with this Agreement plus 275 basis points.

         Upon determining the Adjusted LIBOR Rate for any Interest Period requested by Borrower, Lender shall promptly notify Borrower thereof by telephone or in writing and each such notification to Borrower shall be confirmed promptly in writing by Borrower. Such determination shall, absent manifest error, be final, conclusive and binding on all parties and for all purposes. The applicable rates of interest with respect to all Prime Rate Advances shall be increased or decreased, as the case may be, by an amount equal to any increase or decrease in the Prime Rate, with such adjustments to be effective as of the opening of business on the date that any such change in the Prime Rate becomes effective.

         (ii) Interest Periods.  In connection with the making or continuation
              ----------------
     of, or conversion into, a LIBOR Rate Advance, Borrower shall select an interest period (each an "Interest Period") to be applicable to such LIBOR Rate Advance, which Interest Period shall commence on the date such LIBOR Rate Advance is made and shall end on a numerically corresponding date in the third, sixth or twelfth month thereafter; provided, however, that:

                (A) the initial Interest Period for a LIBOR Rate Advance shall commence on the date of such borrowing (including the date of any conversion from an Advance of other type) and each Interest Period occurring thereafter in respect of such Advance shall commence on the date on which the next preceding Interest Period expires;

                (B) if any Interest Period would otherwise expire on a day which is not a Business Day, such Interest Period shall expire on the next succeeding Business Day, provided that if any Interest Period in respect of a LIBOR Rate Advance would otherwise expire on a day which is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such Interest Period shall expire on the next preceding Business Day;

                (C) any Interest Period which begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall expire on the last Business Day of such calendar month; and

                (D) no Interest Period shall extend beyond the Termination Date of this Agreement.

         (iii)  Interest Rate Not Ascertainable.  If Lender shall determine in
                -------------------------------
     good faith (which determination shall, absent manifest error, be final, conclusive and binding upon all parties) that on any date for determining the Adjusted LIBOR Rate for any Interest Period, by reason of any changes arising after the date of this Agreement affecting the London interbank market or Lender's position in such market, adequate and fair means do not exist for ascertaining the applicable interest rate on the basis provided for in the definition of Adjusted LIBOR Rate, then, and in any such event, Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such determination. Until Lender notifies Borrower that the circumstances giving rise to the suspension described herein no longer exist, the obligation of Lender to make LIBOR Rate Advances shall be suspended, and such affected Loans then outstanding shall, at the end of the then applicable Interest Period or at such earlier time as may be required by Applicable Law, bear the same interest as Prime Rate Advances.

         (iv) Funding Losses.  Borrower shall compensate Lender, upon Lender's
              --------------
     written request (which request shall set forth the basis for requesting such amounts and which request shall, absent manifest error, be final, conclusive and binding upon all of the parties hereto), for all actual losses, expenses and liabilities (including any interest paid by Lender to lenders of funds borrowed by Lender to make or carry any LIBOR Rate Advances to the extent not recovered by Lender in connection with the re-employment of such funds), which Lender may sustain: (A) if for any reason (other than a default by Lender) a borrowing of, or conversion to or continuation of, LIBOR Rate Advances does not occur on the date specified therefor in a Notice of Borrowing or Notice of Conversion/Continuation (whether or not withdrawn), (B) if any repayment (including prepayments and any conversions pursuant to this Agreement) of any of its LIBOR Rate Advances occurs on a date that is not the last day of an Interest Period applicable thereto, or (C) if, for any reason, Borrower defaults in its obligation to repay LIBOR Rate Advances when required by the terms of this Agreement.

         (v) Increased Costs.  If, by reason of (x) after the date hereof, the
             ---------------
     introduction of or any change (including any change by way of imposition or increase of statutory reserves or other reserve requirements) in or in the interpretation of any law or regulation, or (y) the compliance with any guideline or request from any central bank or other governmental authority or quasi-governmental authority exercising control over banks or financial institutions generally (whether or not having the force of law):

         (A) Lender shall be subject to any tax, duty or other charge with respect to any LIBOR Rate Advance or its obligation to make LIBOR Rate Advances, or shall change the basis of taxation of payment to a Lender of the principal of or interest on any LIBOR Rate Advances or its obligation to make LIBOR Rate Advances (except for changes in the tax rate on the overall net income of Lender imposed by the jurisdiction in which Lender's principal executive office is located); or

         (B) any reserve (including any imposed by the Board of Governors of the Federal Reserve System), special deposits or similar requirement against assets of, deposits with or for the account of, or credit extended by, Lender shall be imposed or deemed applicable or any other condition affecting LIBOR Rate Advances or its obligation to make LIBOR Rate Advances shall be imposed on Lender or the London interbank market;

     and as a result thereof there shall be any increase in the cost to Lender of agreeing to make or making, funding or maintaining LIBOR Rate Advances (except to the extent already included in the determination of the applicable Adjusted LIBOR Rate), or there shall be a reduction in the amount received or receivable by Lender, then Borrower shall from time to time, upon written notice from and demand by Lender (with a copy of such notice and demand to Agent), pay to Lender, within five (5) Business Days after the date specified in such notice and demand, an additional amount sufficient to indemnify Lender against such increased cost. A certificate as to the amount of such increased cost, showing such calculations in reasonable detail, submitted to Borrower by Lender, shall, except for manifest error, be final, conclusive and binding for all purposes.

         If Lender shall advise Borrower at any time that, because of the circumstances described hereinabove or any other circumstances arising after the date of this Agreement affecting Lender or the London interbank market or Lender's position in such market, the Adjusted LIBOR Rate, as determined by Lender, will not adequately and fairly reflect the cost to Lender of funding LIBOR Rate Advances, then, and in any such event:

                (1) Lender shall forthwith give notice (by telephone confirmed in writing) to Borrower of such advice;

                (2) Borrower's right to request and Lender's obligation to make LIBOR Rate Advances shall be immediately suspended and Borrower's right to continue a LIBOR Rate Advance as such beyond the then applicable Interest Period shall also be suspended; and

                (3) Lender shall make an advance as part of the requested Borrowing of LIBOR Rate Advances as a Prime Rate Advance, which Prime Rate Advance shall, for all purposes, be considered part of such borrowing.

         (vi) Loan Requests.  Borrowings of LIBOR Rate Advances and Prime Rate
              -------------
     Advances shall be made and funded as follows:

                (A) Whenever Borrower desires to borrow pursuant to this Agreement (other than a borrowing resulting from a conversion or continuation pursuant to Section 2.2(d)(vi)(B) hereof), Borrower shall give Lender prior written notice (or telephonic notice promptly confirmed in writing) of such borrowing request in such form as the Bank may from time to time specify (a "Notice of Borrowing"). Such Notice of Borrowing shall be given prior to 11:00 a.m., Boston, Massachusetts time at the office of Lender designated by Lender from time to time (a) on the Business Day of the requested date of such borrowing in the case of Prime Rate Advances, and (b) at least three
         (3) Business Days prior to the requested date of such borrowing in the case of LIBOR Rate Advances. Notices received after 11:00 a.m. shall be deemed received on the next Business Day. Each Notice of Borrowing with respect to LIBOR Rate Advances shall be irrevocable and shall specify (a) the principal amount of the borrowing (which, in the case of each LIBOR Rate Advance, shall be in the amount of not less than $1,000,000 and $500,000 increments in excess thereof), (b) the date of borrowing (which shall be a Business Day), and (c) the duration of the Interest Period to be applicable thereto.

                (B) Whenever Borrower desires to convert all or a portion of an outstanding Prime Rate Advance or LIBOR Rate Advance into one or more Advances of another type, or to continue outstanding a LIBOR Rate Advance for a new Interest Period, Borrower shall give Lender written notice (or telephone notice promptly confirmed in writing) at least three (3) Business Days before the conversion into a Prime Rate Advance and at least three (3) Business Days before the conversion into or continuation of a LIBOR Rate Advance. Such notice (a "Notice of Conversion/Continuation") shall be given prior to 11:00 a.m., Boston, Massachusetts time, on the date specified. Each such Notice of Conversion/Continuation shall be irrevocable and shall specify the aggregate principal amount of the Advance to be converted or continued, the date of such conversion or continuation, whether the Advance is being converted into or continued as a LIBOR Rate Advance (and, if so, the duration of the Interest Period to be applicable thereto) or a Prime Rate Advance. If, upon the expiration of any Interest Period in respect of any LIBOR Rate Advance, Borrower shall have failed, or pursuant to the following sentence be unable, to deliver the Notice of Conversion/Continuation, Borrower shall be deemed to have elected to convert or continue such LIBOR Rate Advance to a Prime Rate Advance.
         So long as any Default or Event of Default shall have occurred and be continuing, no Advance may be converted into or continued as (upon expiration of the current Interest Period) a LIBOR Rate Advance. No conversion of any LIBOR

         Rate Advance shall be permitted except on the last day of the Interest Period in respect thereto.

                (C) In no event shall the number of Advances outstanding under the Revolving Credit Loans, exceed five (5), but for purposes of determining the number of Advances outstanding, all Prime Rate Advances outstanding at any time shall be considered as one Advance.

         (vii)  Optional Prepayments of LIBOR Rate Advances.  LIBOR Rate
                -------------------------------------------
     Advances may be prepaid, at Borrower's option, at any time in whole or from time to time in part, in amounts aggregating $500,000 or any greater integral multiple thereof, by paying the principal amount to be prepaid, interest accrued and unpaid thereon to the date of prepayment and all charges payable under Section 2(d)(iv) hereof if such prepayment is made on a date other than the last day of an applicable Interest Period. Borrower shall give written notice (or telephonic notice confirmed in writing) to Lender of any intended prepayment not less than three (3) Business Days prior to any prepayment of LIBOR Rate Advances. Such notice, once given, shall be irrevocable. All prepayments shall include payment of accrued interest on the principal amount so prepaid, plus any charges owing hereunder, and shall be applied to the payment of interest before application to principal.

         (viii)  Illegality.  Notwithstanding anything to the contrary contained
                 ----------
     elsewhere in this Agreement, if (x) any change in any law or regulation or in the interpretation thereof by any governmental authority charged with the administration thereof shall make it unlawful for Lender to make or maintain a LIBOR Rate Advance or to give effect to its obligations as contemplated hereby with respect to a LIBOR Rate Advance or (y) at any time Lender determines that the making or continuance of any LIBOR Rate Advance has become impracticable as a result of a contingency occurring after the date hereof which adversely effects the London Interbank Market or the position of Lender in such market, then, by written notice to Borrower, Lender may (A) declare that LIBOR Rate Advances will not thereafter be made by Lender, whereupon any request by Borrower for a LIBOR Rate Advance shall be deemed a request for a Prime Rate Advance unless Lender's declaration shall be subsequently withdrawn; and (B) require that all outstanding LIBOR Rate Advances be converted to Prime Rate Advances at the end of the then Applicable Interest Period or at such earlier time as may be required by Applicable Law.

         (ix) Direct Debit.  Borrower authorizes Bank to charge its deposit
              ------------
     account(s) for all payments hereunder, whether for principal, interest or other amounts payable in connection with the obligations. Principal and interest shall be payable in lawful money of the United States of America without set-off, deduction or counterclaim.

         (x) Additional Definitions.  For purposes of this Section 2.2(d) the
             ----------------------
     terms set forth below shall have the following definitions:

         Adjusted LIBOR Rate - with respect to each Interest Period for a LIBOR
         -------------------
     Rate Advance, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to the quotient of (a) the LIBOR Rate in effect for such Interest Period divided by (b) a percentage (expressed as a decimal) equal to 100% minus Statutory Reserves.

         Advance - a Revolving Credit Loan, or portion thereof, as provided
         -------
     under the Agreement.

         Applicable Law - all laws, rules and regulations applicable to the
         --------------
     Person, conduct, transaction, covenant or Loan Documents in question, including, but not limited to, all applicable common law and equitable principles; all provisions of all applicable state and federal constitutions, statues, rules, regulations and orders of governmental bodies; and all orders, judgments and decrees of all courts and arbitrators.

         Prime Rate Advance - an Advance made or outstanding as a Revolving
         ------------------
     Credit Loan or a portion thereof bearing interest based on the Prime Rate as provided in Section 2.2(d)(i) hereof.

         Business Day - any day excluding Saturday, Sunday and any day which is
         ------------
     a legal holiday under the laws of the Commonwealth of Massachusetts or in London, England or is a day in which banking institutions located in such state or country are closed.

         Interest Period - as defined in Section 2.2(d)(ii).
         ---------------

         LIBOR Rate - the rate, as determined by Lender, at which Dollar
         ----------
     deposits approximately equal in principal amount to the LIBOR Rate Advance for which the LIBOR Rate is being determined and for a maturity comparable to the Interest Period for which such LIBOR Rate will apply are offered by major banks in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period.

         LIBOR Rate Advance - an Advance made or outstanding as a Revolving
         ------------------
     Credit Loan or a portion thereof bearing interest based on the applicable Adjusted LIBOR Rate as provided in Section 2.2(d)(i) hereof.

         Notice of Borrowing - as defined in Section 2.2(d)(vi)(A) hereof.
         -------------------

         Notice of Conversion/Continuation - as defined in Section 2.2(d)(vi)(B)
         ---------------------------------
     hereof.

         Statutory Reserves - on any date, the percentage (expressed as a
         ------------------
     decimal) established by the Board of Governors which is the then stated maximum rate for all reserves (including, but not limited to, any emergency, supplemental or other marginal reserve requirements) applicable to any member bank of the Federal Reserve System in respect to Eurocurrency Liabilities (or any successor category of liabilities under Regulation D). Such reserve percentage shall include, without limitation, those imposed pursuant to Regulation D. The Statutory Reserves shall be adjusted automatically on and as of the effective date of any change in such percentage.

         (xi) Interest on Term Loan and Equipment Loans.  The Term Loan and the
              -----------------------------------------
     Equipment Loans shall bear interest and be payable as provided in the Notes evidencing such Loans.

     2.  Event of Default Amendment.  Section 10(o) of the Loan Agreement is
         --------------------------
amended by deleting the words "Harry Chase, President of Borrower" therefrom.

     3.  Representations and Warranties.
         ------------------------------

         To induce Bank to enter into this Third Amendment, each Borrower jointly and severally warrants, represents and covenants to Bank that:

         (a) Organization and Qualification.  Each Borrower is a corporation
             ------------------------------
duly incorporated, validly existing and in good standing under the laws of the jurisdiction of its incorporation. Each Borrower is duly qualified or is authorized to do business and is in good standing as a foreign corporation in all states and jurisdictions in which the failure of such Borrower to be so qualified would have a material adverse effect on the financial condition, business or properties of such Borrower.

         (b) Corporate Power and Authority.  Each Borrower is duly authorized
             -----------------------------
and empowered to enter into, execute, deliver and perform this Third Amendment, and each of the Loan Documents to which it is a party. The execution, delivery and performance of this Third Amendment and each of the other Loan Documents have been duly authorized by all necessary corporate action and do not and will not (i) require any consent or approval of the shareholders of any Borrower;
(ii) contravene any Borrower's charter or by-laws; (iii) violate, or cause any Borrower to be in default under, any provision of any law, rule, regulation, order, writ, judgment, injunction, decree, determination or award in effect having applicability to such Borrower; (iv) result in a breach of or constitute a default under any indenture or loan or credit agreement or any other agreement, lease or instrument to which any Borrower is a party or by which such Borrower's properties may be bound or affected; or (v) result in, or require, the creation or imposition of any Lien (other than Permitted Liens) upon or with respect to any of the properties now owned or hereafter acquired by any Borrower.

         (c) Legally Enforceable Agreement.  This Third Amendment and each of
             -----------------------------
the other Loan Documents delivered under this Third Amendment will be, a legal, valid and binding obligation of each Borrower, enforceable against each Borrower in accordance with its respective terms subject to bankruptcy, reorganization, moratorium or similar laws affecting the enforcement of creditors' rights generally.

         (d) No Material Adverse Change.  Since February 25, 1996, the date of
             --------------------------
the last financial statements provided by the Borrower to the Bank, there has been no material adverse change in the condition, financial or otherwise, of Borrower as shown on the consolidated balance sheet thereof as of such date and no change in the aggregate value of property and assets owned by Borrower, except changes in the ordinary course of business, none of which individually or in the aggregate has been materially adverse.

         (e) Continuous Nature of Representations and Warranties.  Each
             ---------------------------------------------------
representation and warranty contained in the Loan Agreement and the other Loan Documents remains accurate, complete and not misleading in any material respect on the date of this Third Amendment, except for representations and warranties that explicitly relate to an earlier date and changes in the nature of Borrower's business or operations that would render the information in any exhibit attached thereto either inaccurate, incomplete or misleading, so long as Bank has consented to such changes or such changes are expressly permitted by the Loan Agreement.

     4.  Conditions Precedent.
         --------------------

         Notwithstanding any other provision of this Third Amendment or any of the other Loan Documents, and without affecting in any manner the rights of Bank under the other sections of this Third Amendment, this Third Amendment shall not be effective as to Bank unless and until each of the following conditions has been and continues to be satisfied:

         (a) Documentation.  Bank shall have received, in form and substance
             -------------
satisfactory to Bank and its counsel, a duly executed copy of this Third Amendment, the Amended and Restated Revolving Credit Note in the form attached hereto, together with such additional documents, instruments and certificates as Bank and its counsel shall require in connection therewith, all in form and substance satisfactory to Bank and its counsel.

         (b) No Default.  No Event of Default shall exist.
             ----------

         (c) No Litigation.  Except as previously disclosed to and consented to
             -------------
by Bank, no action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or legislative body to enjoin, restrain or prohibit, or to obtain damages in respect of, or which is related to or arises out of the Loan Agreement or this Third Amendment or the consummation of the transactions contemplated thereby or hereby.

     5.  Acknowledgement of Obligations.
         ------------------------------

         Each Borrower hereby (1) reaffirms and ratifies all of the promises, agreements, covenants and obligations to Bank under or in respect of the Loan Agreement and other Loan Documents as amended hereby and (2) acknowledges that it is unconditionally liable for the punctual and full payment of all Obligations, including, without limitation, all charges, fees, expenses and costs (including reasonable attorneys' fees and expenses) under the Loan Documents, as amended hereby, and that it has no defenses, counterclaims or setoffs with respect to full, complete and timely payment and performance of all Obligations.

     6.  Confirmation of Liens.
         ---------------------

         Each Borrower acknowledges, confirms and agrees that the Loan Documents, as amended hereby, are effective to grant to Bank duly perfected, valid and enforceable first priority security interests and liens in the Collateral described therein, except for Permitted Liens, and that the locations for such Collateral specified in the Loan Documents have not changed except as provided herein. Borrower further acknowledges and agrees that all Obligations of Borrower are and shall be secured by the Collateral.

     7.  Miscellaneous.
         -------------

         Except as set forth herein, the undersigned confirms and agrees that the Loan Documents remain in full force and effect without amendment or modification of any kind. The execution and delivery of this Third Amendment by Bank shall not be construed as a waiver by Bank of any Default or Event of Default under the Loan Documents. This Third Amendment, together with the Loan Agreement and other Loan Documents, constitutes the entire agreement between the parties with respect to the subject matter hereof and supersedes all prior dealings, correspondence, conversations or communications between the parties with respect to the subject matter hereof. This Third Amendment and the transactions hereunder shall be deemed to be consummated in the Commonwealth of Massachusetts and shall be governed by and interpreted in accordance with the laws of that state. This Third Amendment and the agreements, instruments and documents entered into pursuant hereto or in connection herewith shall be "Loan Documents" under and as defined in the Loan Agreement.

     Executed under seal on the date set forth above.

ATTEST:                       WAKEFIELD ENGINEERING, INC.


/s/ James J. Polakiewicz      By: /s/ Harry G. Chase
- ------------------------          --------------------------
                                  Name:  Harry G. Chase
                                         -------------------
                                  Title: President
                                         -------------------


ATTEST:                       SPECIALTY EXTRUSION CORP.


/s/ James J. Polakiewicz      By: /s/ Harry G. Chase
- ------------------------          --------------------------
                                 Name:  Harry G. Chase
                                        --------------------
                                 Title: Director
                                        --------------------

Accepted in Boston, Massachusetts
on March 29, 1996

FLEET NATIONAL BANK OF
MASSACHUSETTS
f/k/a Shawmut Bank, N.A.


By:  /s/ S. P. Kanarian
     ---------------------
     Name:  S. P. Kanarian
           ---------------
     Title: V.P.
           ---------------

                              AMENDED AND RESTATED
                             REVOLVING CREDIT NOTE


$9,000,000.00                                              Boston, Massachusetts
                                                                  March 29, 1996

FOR VALUE RECEIVED, the undersigned ("Maker"), hereby promises, jointly and severally, to pay to the order of Fleet National Bank of Massachusetts (f/k/a Shawmut Bank, N.A.) with a place of business at One Federal Street, Boston, Massachusetts 02211 ("Bank"), the sum of NINE MILLION DOLLARS ($9,000,000.00), or so much as may have been advanced to Maker as Revolving Loans, as provided in that certain Loan and Security Agreement (the "Agreement") dated as of June 22, 1994 between Maker and Bank, as amended, together with interest on the unpaid principal amount from time to time outstanding prior to maturity at a per annum equal to one of the following as selected by Borrower as provided in the
Agreement:

              (A) For each Prime Rate Advance, the Prime Rate plus one half of one percent (1/2%), and

              (B) For each LIBOR Rate Advance, the relevant Adjusted LIBOR Rate for the applicable Interest Period selected by Borrower in conformity with the Agreement plus 275 basis points.

Interest shall be payable in arrears on the first day of each month commencing on the first such date to occur after date hereof. Subject to the terms and conditions of the Agreement, Revolving Loans made thereunder may be repaid and reborrowed, and the entire balance of principal, accrued interest, and other fees and charges shall be due and payable on April 30, 1997.

After maturity (whether by acceleration or otherwise), interest shall be payable on the unpaid principal balance from time to time outstanding at a rate per annum equal to the interest rate otherwise applicable hereunder plus three percent (3%), until fully paid. Any payment hereunder not paid within ten (10) days after the date such payment is due shall be subject to a late charge equal to five percent (5%) of the amount overdue.

Interest and fees shall be calculated on the basis of a 360-day year times the actual number of days elapsed. At Bank's discretion, all payments will be applied first to unpaid accrued interest, then to principal, and then any balance to any charges, costs, expenses or late fees outstanding. All capitalized terms not otherwise defined herein shall have the meanings given such terms in the Agreement. In no event shall interest payable hereunder exceed the highest rate permitted by applicable law. To the extent any interest received by Bank exceeds the maximum amount legally permitted, such payment shall be credited to principal, and any excess remaining after full payment of principal shall be refunded to Maker. This Note evidences borrowings under the Agreement and is secured by and entitled to the benefits of the provisions of the Agreement and any other instruments or documents executed in connection therewith. The principal of this Note is subject to prepayment in the manner and to the extent provided in the Agreement. If an Event of Default occurs, the entire balance of principal, accrued interest, and any and all other fees and charges payable hereunder may become immediately due and payable in the manner and with the effect provided in the Agreement.

As security for the payment and performance of Maker's obligations or the obligations of any guarantor or endorser hereof to the Bank or any holder hereof ("Holder") now existing or hereafter arising, Holder is hereby granted a lien and security interest in and to any and all deposits or other sums at any time credited by or due from Holder to Maker or any guarantor or endorser, whether in regular or special depository accounts or otherwise, and all moneys, securities and other property and the proceeds thereof, now or hereafter held or received by Holder, whether for safekeeping, custody, pledge, collection or otherwise. Upon the failure of Maker, or any guarantor or endorser hereof, to pay any amount hereunder when due, in addition to and not in limitation of any and all rights and remedies of the Holder hereunder or otherwise, all of such rights and remedies being cumulative, Holder may set off any such deposits, other sums, moneys, securities and other property and the proceeds thereof against any or all of the obligations of Maker, guarantors or endorsers to Holder, without prior notice or demand, and regardless of whether or not such obligations are secured by any other collateral, and regardless of the adequacy of any such other collateral.

Maker agrees to pay all costs and expenses, including, without limitation, reasonable attorneys' fees and expenses incurred, or which may be incurred, by Holder in connection with the negotiation, documentation, administration (as provided in the Loan Agreement), enforcement and collection of this note and any other agreements, instruments and documents executed in connection herewith.

Maker and all guarantors and endorsers hereby waive presentment, demand, notice, protest, and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this note, and assent to extensions of the time of payment or forbearance or other indulgence without notice. No delay or omission of Holder in exercising any right or remedy hereunder shall constitute a waiver of any such right or remedy. Acceptance by Holder of any payment after demand shall not be deemed a waiver of such demand. A waiver on one occasion shall not operate as a bar to or waiver of any such right or remedy on any future occasion.

All payments required to be made hereunder shall be made to the Bank at its office at One Federal Street, Boston, Massachusetts 02211 or such other address as the Bank or any Holder may designate.

This instrument amends and restates a Revolving Credit Note dated June 22, 1994 of the Maker and shall be governed by Massachusetts law.

Executed as an instrument under seal as of the date first above written.


WITNESS:                      WAKEFIELD ENGINEERING, INC.


/s/ James J. Polakiewicz      By:   /s/ Harry G. Chase
- ------------------------            ----------------------
                                     Name:  Harry G. Chase
                                            --------------
                                     Title: President
                                            --------------


WITNESS:                      SPECIALTY EXTRUSION CORP.


/s/ James J. Polakiewicz      By:   /s/ Harry G. Chase
- ------------------------            ----------------------
                                     Name:   Harry G. Chase
                                             --------------
                                     Title:  Director
                                             --------------

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